UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 1, 2016

Date of Report (Date of Earliest Event Reported)

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	001-08089 (Commission File Number)	59-1995548 (I.R.S. Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W,

Washington, D.C. 20037-1701

(Address of principal executive offices)

Registrant’s telephone number, including area code: 202-828-0850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the completion of the separation of Fortive Corporation (“Fortive”) from Danaher Corporation (“Danaher”) and the distribution to Danaher’s stockholders of all of the shares of Fortive common stock held by Danaher (other than fractional shares, which will be aggregated and sold into the public market and the proceeds distributed to Danaher stockholders) (the “Distribution”), which is expected to occur on July 2, 2016 (the “Distribution Date”), James A. Lico (Executive Vice President) submitted his resignation from his position at Danaher, effective as of the Distribution Date, and such resignation was accepted by the Board of Directors of Danaher (the “Board”) on June 1, 2016.

Item 8.01.	Other Events

On June 1, 2016, Danaher issued a press release announcing that its Board formally approved the record date, Distribution Date and distribution ratio for the Distribution and that a “when issued” trading market with respect to Fortive common stock is expected to commence on June 13, 2016. The distribution of Fortive common stock in the Distribution will be made to Danaher’s stockholders of record as of the close of business on June 15, 2016 (the “Record Date”) and is expected to occur on the Distribution Date. In the distribution, each Danaher stockholder as of the Record Date will receive one share of Fortive common stock for every two shares of Danaher common stock held as of the Record Date. As noted above, Danaher stockholders will receive cash in lieu of fractional shares of Fortive common stock.

The Distribution remains subject to the satisfaction or waiver of certain customary conditions. Danaher currently expects that all conditions to the Distribution will be satisfied on or prior to the Distribution Date.

The press release announcing certain details of the Distribution is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release of Danaher Corporation, dated June 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ James F. O’Reilly
	Name:	James F. O’Reilly
	Title:	Vice President, Associate General Counsel and Secretary

Date: June 1, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release of Danaher Corporation, dated June 1, 2016